Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	Contact:	Paul C. Hudson, CEO Sam Sarpong, CFO (323) 634-1700 www.broadwayfederalbank.com

Broadway Financial Corporation Reports Receipt of Nasdaq Compliance Letter

LOS ANGELES, CA – (BUSINESS WIRE) – July 22, 2010– Broadway Financial Corporation (the “Company”) (Nasdaq Small-Cap: BYFC), parent company of Broadway Federal Bank, f.s.b. (the “Bank”), today reported that it has received a letter, dated July 19, 2010, from the Nasdaq Listing Qualifications Department stating that the Company has regained compliance with Nasdaq Listing Rule 5250(c)(1) as the Company has filed with the SEC its Annual Report on Form 10-K for the year ended December 31, 2009 on June 17, 2010 and Quarterly Report on Form 10-Q for the first quarter of 2010 on July 16, 2010. Rule 5250(c)(1) requires that Nasdaq listed companies file their required periodic financial reports with the Securities and Exchange Commission on a timely basis.

About Broadway Federal Bank

Broadway Federal Bank, f.s.b. is a community-oriented savings bank, which primarily originates residential and commercial mortgage loans and conducts funds acquisition in the geographic areas known as Mid-City and South Los Angeles. The Bank operates five full service branches, four in the city of Los Angeles, and one located in the nearby city of Inglewood, California.

Shareholders, analysts and others seeking information about the Company are invited to write to: Broadway Financial Corporation, Investor Relations, 4800 Wilshire Blvd., Los Angeles, CA 90010, or visit our website at www.broadwayfederalbank.com.